UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

UNIVERSAL SAFETY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31747	52-0898545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of principal executive offices) (Zip Code)

(410) 363-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UUU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2025 (the “Execution Date”), Universal Safety Products, Inc., a Maryland corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with SJC Lending LLC, a Delaware limited liability company (“SJC”), pursuant to which the Company agreed to sell to SJC convertible promissory notes in the aggregate principal amount of up to $2,750,000 (the “Convertible Notes”) for a total purchase price of up to $2.5 million dollars (the “Loan”),

The consummation of the transactions contemplated by the Agreement, specifically the conversion of the Convertible Notes in an aggregate number in excess of 19.99% of the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on the Execution Date, are subject to various customary closing conditions as well as regulatory and Stockholder Approval (as hereinafter defined).

The material terms of the Agreement and the Convertible Notes are summarized below.

Description of the Agreement

The Agreement provides that the Loan shall be conducted through three (3) separate tranche closings, provided, however, that SJC has the ability, exercisable in its sole discretion, to purchase any principal face amount of Convertible Notes prior to the dates of the tranche closings provided for in the Agreement. Pursuant to the Agreement, the initial tranche closing, which occurred on the Execution Date, consisted of the issuance of a Convertible Note to SJC in the principal face amount of $1.1 million, for a purchase price of One Million Dollars ($1,000,000).

Pursuant to the Agreement, upon the filing by the Company with the Securities and Exchange Commission (the “SEC”) of a registration statement (the “Registration Statement”) registering for resale under the Securities Act of 1933, as amended (the “Securities Act”) the shares of Comon Stock issuable upon conversion of the Convertible Notes, SJC shall be required to purchase a Convertible Note in the principal face amount of $550,000, for a purchase price of Five Hundred Thousand Dollars ($500,000).

Pursuant to the Agreement, upon the SEC declaring the Registration Statement effective, subject to Stockholder Approval having been obtained, SJC shall be required to purchase a Convertible Note in the principal face amount of $1.1 million, for a purchase price of One Million Dollars ($1,000,000).

Commencing on the Execution Date and continuing for a period of ninety (90) days thereafter, neither the Company nor any subsidiary thereof shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or instruments convertible into, exercisable or exchangeable for such shares of Common Stock, with certain exceptions.

Additionally, commencing on the Execution Date and continuing until the earlier of (i) such date when the Convertible Notes are no longer outstanding or (ii) one (1) year thereafter, the Company shall be prohibited from entering into a variable rate transaction.

From the Execution Date and continuing until the date that is one (1) year therefrom, SJC shall have a right of first refusal with respect to any investment proposed to be made by any individual or entity for each and every future public or private equity offering, including a debt instrument convertible into equity of the Company during such period.

The Agreement contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Description of Convertible Notes

The first Convertible Note, which was issued to SJC on the Execution Date, has a principal face amount of $1,100,000 and was issued with an original issue discount of ten percent (10%). The second and third Convertible Notes will be issued as described above under “Description of the Agreement”. The Convertible Notes accrue interest at the rate of 8% per annum, unless an event of default (as defined in the Convertible Notes) occurs, at which time the Convertible Notes in excess of $500,000 would accrue interest at 20% per annum. The Convertible Notes will mature on the first anniversary of issuance. The Convertible Notes are convertible into shares (the “Conversion Shares”) of the Company’s Common Stock at any time after NYSE American approval of the Supplemental Listing Application (the “SLAP”) at a conversion price (the “Conversion Price”) equal to the greater of (i) $1.00 (the “Floor Price”), which Floor Price shall not be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) 80% of the lowest VWAP (as defined in the Convertible Notes) of the Common Stock during the ten (10) trading days immediately prior to the date of conversion into shares of Common Stock, but not greater than $10.00 per share.

The Company may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of the NYSE American unless the Company first obtains stockholder approval.

The Company may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of the NYSE American (the “Exchange”) unless the Company first obtains stockholder approval (the “Stockholder Approval”). Pursuant to the Agreement and as required by the Exchange, the Company agreed to file a proxy statement to obtain the Stockholder Approval.

The Convertible Notes contain standard and customary events of default including, but not limited to, failure to pay amounts due under the Convertible Notes when required, failure to deliver Conversion Shares when required, default in covenants and bankruptcy events.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Conversion Shares, nor shall there be any offer, solicitation or sale of the Conversion Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing descriptions of the Agreement, the Convertibles Notes and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement filed as Exhibit 10.1 and the form of Convertible Notes filed as Exhibit 4.1 hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Note described in this Current Report on Form 8-K was offered and issued to SJC in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Form of Convertible Note, issued August 13, 2025.

10.1	Securities Purchase Agreement, dated August 13, 2025, by and between Universal Safety Products, Inc. and SJC Lending LLC.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL SAFETY PRODUCTS, INC.

Dated: August 14, 2025	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President and Chief Executive Officer

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